SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2006

AZZ incorporated

(Exact name of registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(state or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2006, AZZ incorporated entered into the Second Amended and Restated Credit Agreement, (the “Credit Agreement”), with Bank of America, N.A., which replaces our Amended and Restated Revolving and Term Credit Agreement dated as of November 1, 2001.

The Credit Agreement provides for a $50 million revolving line of credit with one lender, Bank of America, N.A., maturing on May 25, 2011. This will be an unsecured revolving credit facility to be used to refinance current outstanding borrowings, provide for working capital needs, capital improvements, future acquisitions, and letter of credit needs.

The Credit Agreement provides for various financial covenants consisting of a) Minimum Consolidated Net Worth – maintain on a consolidated basis net worth equal to at least the sum of $69.8 million, representing 80% of net worth at February 28, 2006 plus 75% of future net income, b) Maximum Leverage Ratio – maintain on a consolidated basis a Leverage Ratio not to exceed 3.0:1.0, c) Fixed Charge Coverage Ratio – maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.5:1.0 and d) Capital Expenditures – not to make Capital Expenditures on a consolidated basis in an amount in excess of $10 million during any fiscal year.

The Credit Agreement provides for an applicable margin of from .75% to 1.25% over the Eurodollar Rate and Commitment Fees ranging from .175% to .25% depending on our Leverage Ratio (as defined).

A copy of the Credit Agreement is included as an exhibit to this current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

In connection with our new Credit Agreement, reported in Item 1.01 of this report, we terminated our Amended and Restated Revolving and Term Credit Agreement, dated as of November 1, 2001, with certain commercial banks.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

AZZ incorporated entered into the Second Amended and Restated Credit Agreement with Bank of America, N. A., on May 25, 2006, which consists of a $50 million unsecured revolving line of credit. The total amount outstanding under the Credit Agreement on May 25, 2006 is $16.6 million. All amounts outstanding under our previous credit agreement were repaid with borrowings under the Credit Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits 10.1 – Second Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2006	AZZ incorporated

	By:	/s/ Dana Perry
Dana Perry, Senior Vice President Finance,
Chief Financial Officer